CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 1996 which appears on page 9 of the Bell Sports Corp. 1996 Annual Report to Stockholders, which is incorporated by reference in Bell Sports Corp.'s Annual Report on Form 10-K for the year ended June 29, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

Chicago, Illinois
February 28, 1997